Exhibit 3.1

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS
EXEMPTED COMPANY LIMITED BY SHARES

SEVENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION OF

SOGOU INC.

(adopted by a special resolution passed on October 13, 2017 and effective conditional on and immediately prior to the completion of the initial public offering of the Company’s American depositary shares representing its Class A Ordinary Shares)

1.                                      The name of the Company is Sogou Inc.

2.                                      The Registered Office of the Company shall be at Vistra (Cayman) Limited, P. O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 — 1205, Cayman Islands1, or at such other place as the directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (as amended) or as revised of the Cayman Islands (the “Statute”), or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount, if any, from time to time unpaid on such Member’s shares.

5.                                      The share capital of the Company is US$850,000 divided into 850,000,000 ordinary shares of a nominal or par value of US$0.001 each, of which (i) 571,242,125 shares are designated as Class A Ordinary Shares and (ii) 278,757,875 shares are designated as Class B Ordinary Shares, provided always that subject to the Statute and the Third Amended and Restated Articles of Association of the Company as the same may be amended from time to time, the Company shall have the power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all of any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

6.                                      The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.                                      The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

SOGOU INC.

(adopted by a special resolution passed on October 13, 2017 and effective conditional on and immediately prior to the completion of the initial public offering of the Company’s American depositary shares representing its Class A Ordinary Shares)

I N D E X

SUBJECT	Article No.

Table A	1
Interpretation	2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9B
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-42
Register Of Members	43-44
Record Dates	45
Transfer Of Shares	46-51
Transmission Of Shares	52-54
Untraceable Members	55
General Meetings	56-57
Notice Of General Meetings	58-59
Proceedings At General Meetings	60-64
Voting	65-73
Proxies	74-79
Corporations Acting By Representatives	80
Unanimous Written Resolutions Of Members	81
Board Of Directors	82
Disqualification Of Directors	83
Executive Directors	84-85
Alternate Directors	86-89
Directors’ Fees And Expenses	90-92
Directors’ Interests	93-96
General Powers Of The Directors	97-102
Borrowing Powers	103-106
Proceedings Of The Directors	107-116
Audit Committee	117-119
Officers	120-123
Register of Directors and Officers	124
Minutes	125
Seal	126
Authentication Of Documents	127
Destruction Of Documents	128
Dividends And Other Payments	129-138
Reserves	139
Capitalisation	140-141
Subscription Rights Reserve	142
Accounting Records	143-147
Audit	148-152
Notices	153-155
Signatures	156

Winding Up	157-158
Indemnity	159
Amendment To Memorandum and Articles of Association And Name of Company	160
Information	161
Discontinuance	162
Supremacy	163

TABLE A

1.                                                                                      In these Articles Table A in the First Schedule to the Companies Law does not apply to the Company.

INTERPRETATION

2.                                      (1)                                 In these Articles, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

WORD	MEANING

“ADSs”	American depositary shares representing the Company’s Class A Ordinary Shares.

“Affiliate”

Affiliate of a Person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, a Relative of the Subject Person and any other Person that is directly or indirectly Controlled by the Subject Person or his Relative; provided that the Company and its Subsidiaries shall be deemed not to be Affiliates of any Member and for the avoidance of doubt, in the case of a natural person, merely holding a position as an executive officer or member of the board of directors of a Subject Person will not in and of itself cause the Person holding such position to be an Affiliate of the Subject Person unless such Person otherwise fits within the description of Affiliate in the preceding sentences.

“Articles”	these Third Amended and Restated Articles of Association in their present form or as supplemented or amended or substituted from time to time.

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 113, or any successor audit committee.

“Auditor”	the independent auditor of the Company, which shall be an internationally recognized firm of independent accountants.

“Board” or “Directors”	the board of directors of the Company or the directors present at a meeting of directors of the Company at which a quorum is present or who vote by written resolutions in accordance with these Articles.

“Business Day”

any day other than Saturday, Sunday, or other day on which commercial banks located in the Cayman Islands, the PRC, or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning no. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

“capital”	the share capital from time to time of the Company.

“Change of Control”

Change of Control of a Person (the “Subject Person”) means any consolidation or merger of the Subject Person with or into any other Person or the acquisition of Equity Securities in the Subject Person, after which any Person who has Control of the Subject Person ceases to have any direct or indirect Control immediately after such consolidation, merger or acquisition.

“Class A Ordinary Share”	a class A ordinary share in scripless form of a nominal or par value of US$0.001 in the capital of the Company.

“Class B Ordinary Share”	a class B ordinary share in scripless form of a nominal or par value of US$0.001 in the capital of the Company.

“clear days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”

a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Companies Law”

The Companies Law, Cap. 22 (Law of 1961, as consolidated and revised) of the Cayman Islands. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force.

“Company”	Sogou Inc.

“competent regulatory authority”

a competent regulatory authority in the territory where the shares of the Company (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such territory.

“Control”

Control of a Person means (a) ownership of more than 50% of the voting shares in issue or other voting equity interests or voting registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“debenture” and “debenture holder”	include debenture stock and debenture stockholder, respectively.

“Designated Stock Exchange”

the NASDAQ Global Select Market or the New York Stock Exchange, as applicable, for so long as the Company’s Class A Ordinary Shares or ADSs are listed thereon, and any other internationally recognized stock exchange on which the Company’s Class A Ordinary Shares or ADSs may be listed from time to time.

“dollars” and “$”	dollars, the legal currency of the United States of America.

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended.

“Group”	collectively the Company and its Subsidiaries (including variable interest entities), and “Group Company” means any of them.

“head office”	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“Liquidation Event”	(a) a voluntary or involuntary liquidation, dissolution, strike-off or winding up of the Company;

(b)    a merger or consolidation, in which (i) the Company is a constituent party or (ii) another Group Company is a constituent party and the Company issues shares pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or another Group Company in which the shares of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the share capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that all Class A Ordinary Shares issuable upon exercise of options or pursuant to other equity awards approved in accordance with Article 9A(3)(b) outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding Class A Ordinary Shares are converted or exchanged);

(c)     the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Company and/or any other Group Company of all or substantially all the assets of the Company and the other Group Companies taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Group Companies if substantially all of the assets of the Company and the other Group Companies taken as a whole are held by such Group Company or Group Companies, except where such sale, lease, transfer, license or other disposition is to a wholly owned Subsidiary of the Company. For the avoidance of doubt, the license to any Person other than a Group Company of any technologies or intellectual properties of the Company or any of the other Group Companies that (i) is necessary for the conduct of the business of the Group Companies and (ii) is not in the ordinary course of business and consistent with past practice will be deemed a “Liquidation Event”; or

(d) the sale, exchange or transfer by any Person of direct or indirect voting Control of the Company or of any other material Group Companies, in a single transaction or series of related transactions, provided, that the sale, exchange or transfer by the holders of voting securities of any shareholder of the Company of voting Control of such shareholder which does not result in the sale, exchange or transfer of direct or indirect voting Control of the Company or of any other material Group Companies will not be considered a Liquidation Event.

“Member”	a duly registered holder from time to time of the shares in the capital of the Company.

“Memorandum of Association”	the Company’s Seventh Amended and Restated Memorandum of Association in its present form or as supplemented or amended or substituted from time to time.

“month”	a calendar month.

“Notice”	written notice unless otherwise specifically stated and as further defined in these Articles.

“Office”	the registered office of the Company for the time being.

“ordinary resolution”

a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by such Members as, being entitled so to do, vote in person or, in the case of any Member being a corporation, by its duly authorised representative or, where proxies are allowed, by proxy at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of which Notice has been duly given in accordance with these Articles;

“Ordinary Shares”	the Class A Ordinary Shares and the Class B Ordinary Shares collectively.

“paid up”	paid up or credited as paid up.

“Person”	any natural person, firm, company, governmental authority, joint venture, partnership, association, or other entity (whether or not having separate legal personality).

“Photon”	Photon Group Limited, a company incorporated under laws of the British Virgin Islands.

“PRC”	the People’s Republic of China excluding, for purposes of this Agreement, the Hong Kong and Macau Special Administrative Regions of the PRC and Taiwan.

“Principal Business”

the principal business of the Company, which is the provision via personal computers and mobile devices of Internet search services, pinyin input module services, contextual advertising services, online games, and web directory services, and subject to such approval as may be required under Article 9A(3)(b), such other businesses activities and investments as the Company may engage in or pursue from time to time.

“Register”	the principal register and, where applicable, any branch register of Members to be maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time.

“Registration Agent”	the Person maintaining the Company’s register of members and register of directors and officers.

“Registration Office”

in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

“Seal”	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in the Cayman Islands or in any place outside the Cayman Islands.

“SEC”	the United States Securities and Exchange Commission.

“Secretary”	any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company, including any assistant, deputy, temporary, or acting secretary.

“Securities Act”	the United States Securities Act of 1933, as amended.

“share”	includes a fraction of a share.

“Sohu”	Sohu Search, and All Honest International Limited, a British Virgin Islands company (as the context requires), which are both indirect wholly-owned subsidiaries of

Sohu.com Inc., a Delaware corporation, and any subsequent holder or holders, as permitted by the Voting Agreement, of any Class B Ordinary Shares held by Sohu Search and All Honest International Limited immediately following the effectiveness of these Articles.

“Sohu Restricted Person(s)”	means such Person(s) as to which Sohu and Tencent agree and provide notice to the Company in writing from time to time.

“Sohu Search”	means Sohu.com (Search) Limited, a Cayman Islands company.

“special resolution”

means a resolution passed by not less than two-thirds of votes cast by such Members as, being entitled so to do, vote in person or, in the case of such Members as are corporations, by their respective duly authorised representative or, where proxies are allowed, by proxy at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of which Notice has been duly given in accordance with these Articles, specifying (without prejudice to the power contained in these Articles to amend the same) the intention to propose the resolution as a special resolution.

a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles or the Statutes.

“Statutes”	the Companies Law and every other law of the Legislature of the Cayman Islands for the time being in force applying to or affecting the Company, its Memorandum of Association and/or these Articles.

“Subsidiary”

means, with respect to any specified Person, any other Person Controlled, directly or indirectly, by the specified Person, whether through contractual arrangements or through ownership of voting Equity Securities, voting power, or registered capital. For the avoidance of the doubt, a “variable interest entity” Controlled by another entity shall, for purposes of these Articles, be deemed to be a Subsidiary of that other entity.

“Tencent”

THL A21 Limited, a British Virgin Islands company and an indirect wholly-owned subsidiary of Tencent Holdings Limited, and any subsequent holder or holders, as permitted by the Voting Agreement, of any Class B

Ordinary Shares of the Company held by THL A21 Limited immediately following the effectiveness of these Articles.

“Tencent Restricted Person(s)”	means such Person(s) as to which Sohu and Tencent agree and provide notice to the Company in writing from time to time.

“Voting Agreement”	means the voting agreement dated as of August 11, 2017 by and among the Company, Sohu Search, and Tencent, as amended from time to time.

“year”	a calendar year.

(2)                                 In these Articles, unless there is something within the subject or context inconsistent with such construction:

(a)                                 words importing the singular include the plural and vice versa;

(b)                                 words importing a gender include both gender and the neuter;

(c)                                  words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)                                 the words:

(i)                                     “may” shall be construed as permissive;

(ii)                                  “shall” or “will” shall be construed as imperative;

(e)                                  expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)                                   references to any law, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)                                  save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Articles if not inconsistent with the subject in the context;

(h)                                 references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(i)                                     all references to numbers of shares or prices per share in these Articles shall be appropriately adjusted to take into account any share splits, combinations, reorganizations, share dividends, mergers, recapitalizations, and similar events that affect the share capital of the Company after the effective date of these Articles; and

(j)                                    Sections 8 and 9(3) of the Electronic Transactions Law (2003) of the Cayman Islands, as amended from time to time, shall not apply to these Articles to the extent it imposes obligations or requirements in addition to those set out in these Articles.

SHARES

3.                                      (1)                                 Subject to the Companies Law, the Memorandum, the provisions of these Articles, the Voting Agreement, the Securities Act, the Exchange Act, and where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Board may authorize the issuance of shares on such terms as the Board may deem fit, provided, that the Board may not offer or allot shares in the capital of the Company in violation or breach of any agreement between the Company and any person.

(2)                                 Subject to the Companies Law, the Memorandum, the provisions of these Articles, the Voting Agreement, the Exchange Act, and where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company shall have the power to purchase or otherwise acquire its own shares and such power shall be exercisable by the Board in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit and any determination by the Board of the manner of purchase shall be deemed authorised by these Articles for purposes of the Companies Law.  The Company is hereby authorised to make payments in respect of the purchase of its shares out of capital or out of any other account or funds which can be authorised for this purpose in accordance with the Companies Law.

(3)                                 No share shall be issued to bearer.

ALTERATION OF CAPITAL

4.                                      Except as otherwise provided in these Articles or the Voting Agreement, the Company may from time to time by ordinary resolution in accordance with the Companies Law alter the conditions of its Memorandum of Association to:

(1)                                 increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(2)                                 consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(3)                                 without prejudice to the powers of the Board under Article 12, divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorized by the Company no resolution of the Company in general meeting is required for the issuance of shares of that class and the Directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

(4)                                 sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Company’s Memorandum of Association (subject, nevertheless, to the Companies Law), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(5)                                 cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled or, in the case of shares, without par value, diminish the number of shares into which its capital is divided.

5.                                      The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit.  Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.                                      The Company may from time to time by special resolution, subject to any confirmation or consent required by the Companies Law, these Articles, and the Voting Agreement, reduce its share capital or any capital redemption reserve or other undistributable reserve in any manner permitted by law.

7.                                      Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these

Articles with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

SHARE RIGHTS

8.                                      Subject to the provisions of the Companies Law, these Articles, the Memorandum of Association, the Voting Agreement, the rules of the Designated Stock Exchange, and to any special rights conferred on the holders of any shares or class of shares, and without prejudice to Article 12 hereof, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Board may determine, including without limitation on terms that they may be, or at the option of the Company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

9.                                      Subject to the Companies Law, these Articles, the Memorandum of Association, the Voting Agreement, the rules of the Designated Stock Exchange, and any special rights conferred on the holders of any shares or class of shares, any preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by ordinary resolution of the Members determine.  Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price as may from time to time be determined by the Board, either generally or with regard to specific purchases.  If purchases are by tender, tenders shall comply with applicable laws.

9A.                             The rights and restrictions attaching to the Ordinary Shares are as follows:

(1)                                 Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare in accordance with these Articles from time to time.

(2)                                 Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(3)                                 Attendance at General Meetings and Voting

(a)                                 Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.  Subject to the provisions of this Article 9A, holders of Class A Ordinary Shares and

Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Members’ consent.  Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and subject to Article 9A(4) each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to a vote at general meetings of the Company.

(b)                                 Reserved Matters.  For so long as both Sohu and Tencent hold any share in the Company and the Voting Agreement is still in effect, in addition to any other vote or consent required by the Companies Law and other provisions in these Articles, each of Sohu and Tencent shall, within its power, procure that, for so long as Sohu or Tencent holds not less than 15% of the issued shares of the Company (calculated on a fully diluted basis), consent from such Member (“Required Consent”) shall be obtained for any action (whether by amendment of these Articles or the  Memorandum of Association, or otherwise, and whether in a single transaction or a series of related transactions) that approves or effects any of the following acts or matters; provided that where any of the following acts or matters requires the approval of the shareholders of the Company in accordance with the Companies Law, if the shareholders vote in favour of such act or matter but the Required Consent has not been obtained, then the holders of all classes of shares of the Company then in existence who vote against such act or matter shall, collectively, have such number of votes as are equal to the aggregate number of votes cast in favour of such act or matter plus one (1) vote:

(i)                                   any Liquidation Event, or consent to any Liquidation Event;

(ii)                                amendment, alteration or repeal any provision of these Articles or the Memorandum of Association;

(iii)                             any material changes to, or cessation of, any line of the Principal Business;

(iv)                            creation or authorization of the creation of, or issuance of or creation of an obligation of the Company to issue, (i) additional Class B Ordinary Shares or (ii) shares of (by reclassification or otherwise) any class or series that are pari passu or senior in any respect to the Class A Ordinary Shares;

(v)                               any transaction between any Group Company (on the one hand) and Sohu and/or any of its Affiliates (on the other hand), other than transactions entered into in the ordinary course of business on an arm’s length basis; and

(vi)                            agreement or commitment to any of the foregoing.

(4)                                 Change of Voting Power

(a)                                 Upon the occurrence of any of the following events (each, a “Triggering Event”), each of the Class B Ordinary Shares shall be convertible, at the option of the holder thereof, into an equivalent number of Class A Ordinary Share:

(i)                         (A) a Change of Control of Sohu, (B) a Change of Control of Sohu.com Inc., or (C) a Change of Control of any other Person which results in Sohu.com Inc. ceasing to have direct or indirect Control over Sohu, and in each case, such Change of Control is not approved by the relevant board of directors of the company subject to the Change of Control and, in any case, not approved by the board of directors of Sohu.com Inc.;

(ii)                      (A) a Change of Control of Sohu, (B) a Change of Control of Sohu.com Inc., or (C) a Change of Control of any other Person which results in Sohu.com Inc. ceasing to have direct or indirect Control over Sohu, and in each case, such Change of Control results in one or more Tencent Restricted Person(s) acquiring direct or indirect Control of Sohu Search;

(iii)                  a majority of the members of (A) the Board; (B) the board of Sohu.com Inc.; (C) the board of any other Person through which Sohu.com Inc. exercises its direct or indirect Control over Sohu; or (D) the board of any “variable interest entity” of (x) any Group Company, (y) Sohu.com Inc., or (z) any Person through which Sohu.com Inc. exercises its direct or indirect Control over Sohu, in any case consisting of Persons appointed or nominated by one or more Tencent Restricted Person(s); or

(iv)                  the Registration Agent is changed without Tencent’s prior written consent.

(b)                                 In furtherance of the intent and purposes of Article 9A(4)(a), notwithstanding the provisions of Article 9B(4)(c) providing that a Triggering Event will terminate Articles 9B(1) and 9B(2):

(i)                        Articles 9B(1) and 9B(2) will not be terminated until the end of the period (the “Interim Period”) between the date of the occurrence of a Triggering Event and the date on which the Company’s register of members has been updated to reflect the conversion of all the Class B Ordinary Shares held by Sohu into Class A Ordinary Shares pursuant to Article 9A(4)(a);

(ii)                     during the Interim Period, Articles 9B(1) and 9B(2) will be deemed to be amended automatically, and without any action of any Person, such that during such Interim Period, all rights of Sohu under Articles 9B(1) and 9B(2) shall be completely vested in Tencent rather than in Sohu and, all references to Sohu under Articles 9B(1) and 9B(2) (other than in Article 9B(1)(c) and with respect to the first two (2) references to Sohu in Article 9B(2)(a)) hereof shall be deemed to refer to Tencent; and

(iii)                   Articles 9B(1) and 9B(2) will terminate as of the end of the Interim Period.

(c)                                  Upon occurrence of a Triggering Event, Tencent may, pursuant to an irrevocable power of attorney Sohu granted to Tencent, send a written notice to the Registration Agent on behalf of Sohu to convert all the Class B Ordinary Shares held by Sohu to Class A Ordinary Shares.  Tencent shall send a copy of such notice to the Company and Sohu at the same time it sends the notice to Registration Agent.  No other document or action shall be required by the Registration Agent for the conversion of the Class B Ordinary Shares held by Sohu to Class A Ordinary Shares.

(d)                                 Upon occurrence of a Triggering Event, if Tencent wishes to exercise its rights under Article 9A(4)(b)(ii), it shall have the right to send a written notice to the Registration Agent, with the Company and Sohu copied on such notice, replacing the Sohu Directors with individuals appointed by Tencent.

(e)                                  In addition to the irrevocable instruction the Company has given to the Registration Agent pursuant to Article 9A(4)(f) below, upon receipt of the notice(s) from Tencent in respect of any share conversion and/or change of directors, the Company shall cause its Registration Agent (i) to immediately update the Company’s register of members and/or register of directors and officers (as applicable, and subject to satisfaction of know-your-customer requirements for any newly appointed directors) and (ii) to circulate to the Company, Sohu and Tencent as soon as possible and in any event within two Business Days the updated register(s) reflecting the share conversion and/or director change(s) set forth in the notices issued by Tencent.

(f)                                   Prior to the effective date of these Articles, the Company has adopted Board resolutions and sent an irrevocable instruction to the Registration Agent, in each case in form and substance satisfactory to Tencent, authorizing the Registration Agent to, upon receipt of a notice or instruction from Tencent stating that a Triggering Event has occurred, accept the Tencent notice and, without the further action on any other Person (i) convert all the Class B Ordinary Shares held by Sohu to Class A Ordinary Shares and (ii) update the register of directors and officers (as applicable).  The Company shall not amend or revoke such Board resolutions or irrevocable instruction, and shall not give the Registration

Agent any other instruction that may adversely affect any of Tencent’s rights under this Article 9A(4).

(g)                                The Company shall not change its Registration Agent without Tencent’s prior written consent.

(h)                               Sohu shall notify the Company and Tencent as soon as it becomes aware that a Triggering Event is expected to occur, and shall in any event notify the Company and Tencent within three (3) Business Days after a Triggering Event has occurred.  Tencent may also notify the Company and Sohu as soon as it becomes aware that a Triggering Event is expected to occur or has occurred.

(5)                                 Conversion

(a)                                 Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof.  In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(b)                                 The Company shall give effect to any conversion pursuant to Article 9A(4) by redeeming or repurchasing the Class B Ordinary Shares and in consideration therefor issuing fully-paid Class A Ordinary Shares in equal number.  The Class B Ordinary Shares converted into Class A Ordinary Shares pursuant to Article 9A(4) shall be cancelled and may not be reissued.  The Company shall at all times keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares, and if at any time the number of authorized but unissued Class A Ordinary Shares is not sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, the Company shall take such corporate action as may, in accordance with these Articles and the Companies Law, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

9B                                Agreement to Vote between Sohu and Tencent

(1)                                 Board Composition.  For as long as the Voting Agreement is in effect:

(a)                                 Each of Sohu and Tencent shall, in its capacity as a Member of the Company, take such actions as may be required under applicable law, these Articles, and the Memorandum of Association to vote or cause to be voted such number of shares in the Company held by it or its Affiliates as is determined pursuant to Article 9B(1)(b) or (c) below (as applicable) in favor of the following composition of the Board:

(i)                         For three years following the effectiveness of these Articles, the Board shall be constituted with seven (7) directors in total, three (3) of whom must (w) be “Independent Directors” as defined in the NASDAQ Stock Market LLC Listing Rules (the “NASDAQ Listing Rules”) or the New York Stock Exchange LLC Listed Company Manual (the “NYSE Rules”), as applicable, or meet any applicable exceptions in the NASDAQ Listing Rules or the NYSE Rules, as applicable, (x) meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934, (y) have not participated in the preparation of the financial statements of the Company or any Subsidiary within the last three years, and (z) be able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements and cash flow statements (each such director, an “Independent Director” under these Articles); in addition, at least one of such three Independent Directors must be someone with financial sophistication as described in the NASDAQ Listing Rules or the NYSE Rules, as applicable, and an “audit committee financial expert” as defined in SEC Form 20-F; and among such seven (7) directors;

(A)                               four (4) directors, which shall include at least two (2) directors qualified as Independent Directors (and at least one of whom shall be someone with financial sophistication and an “audit committee financial expert” as described above), shall be appointed by Sohu to the Board (each, a “Sohu Director”);

(B)                               two (2) directors, which shall include at least one (1) director qualified as an Independent Director, shall be appointed by Tencent to the Board (each, a “Tencent Director”); and

(C)                               the then chief executive officer of the Company shall be appointed to be a director; and

(ii)                     After the third (3rd) year anniversary of the effectiveness of these Articles, the Board composition may be changed as proposed by Sohu, and Tencent will give its consent to such changes as and to the extent needed and as specified in the Voting Agreement (whether in its capacity as a Member of the Company or through its designee(s) on the Board), provided that Tencent shall always be entitled to appoint at least one (1) director to the Board.

(b)                                 Subject to Article 9B(3) below, the number of shares in the Company that Tencent shall vote, or cause to be voted, in accordance with Article 9B(1)(a) shall be 45,578,896 Class B Ordinary Shares.

(c)                                  The number of shares in the Company that Sohu shall vote, or cause to be voted, in accordance with Article 9B(1)(a) shall be all the shares it and its Affiliates hold in the Company at the time of the vote.

(2)                                 Removal and Replacement of Directors.

(a)                                 Subject to Article 9A(4)(b), for so long as Sohu, Tencent and their respective Affiliates hold, in the aggregate, more than 50% of the voting power of the Company:

(i)                         Sohu shall be entitled to appoint, remove and replace any Sohu Director, with or without cause; and

(ii)                     Tencent shall be entitled to appoint, remove and replace any Tencent Director, with or without cause;

in each case by Sohu or Tencent (as applicable) depositing a notification of appointment or removal to the Registration Agent (with a copy to the Office) and without the need of obtaining any Member or Board approval, the Registration Agent shall, and the Company shall direct its Registration Agent to, update the Company’s register of directors and officers accordingly and without delay.

(b)                                 In addition, if at any time following the third (3rd) year anniversary of the effectiveness of these Articles, Sohu determines that it would like to change the composition of the Board in accordance with Article 9B(1)(a)(ii), Sohu will be entitled to either increase or decrease the size of the Board and appoint at least a majority of the members of the Board and (i) remove and replace any director so appointed and elected, in each case by depositing a notification of appointment or removal at Registration Agent (with a copy to the Office) and (ii) remove any Tencent Director as and to the extent necessary to permit the Sohu Directors to constitute a majority of the directors of the Board, in each case without further action or ratification by the Company or any shareholders of the Company, whereupon the maximum number of directors shall automatically increase or decrease accordingly and the Company shall, or shall direct its Registration Agent to, update the register of directors and officers accordingly and without delay, provided that, (x) for so long as the Voting Agreement is in effect, Tencent shall always be entitled to appoint at least one (1) director to the Board, and (y) for so long as the Voting Agreement is in effect, if at any time there is more than one (1) Tencent Director and Sohu wishes to remove one or more Tencent Directors pursuant to this Article 9B(2)(b), Tencent shall be entitled to designate the Tencent Director, or Tencent Directors, to be so removed.

(3)                                 Suspension and Conditional Reversion

(a)                           If at any time Sohu and its Affiliate(s) hold in the aggregate more than 50% of the voting power of the Company without the application of the provisions of Articles 9B(1) and 9B(2) (a “Suspension Event”), subject always to the right of Tencent to have at least one (1) director elected to the Board for so long as the Voting Agreement is in effect, Articles 9B(1) and 9B(2) shall be suspended and shall have no further force or effect,

(i)                                   provided that, if Sohu and its Affiliate(s) hold in the aggregate 50% or less of the voting power of the Company without the application of the provisions of Articles 9B(1) and 9B(2) (a “Reversion Event”) at any time that is (A) during the five (5)-year period following the effectiveness of these Articles and (B) after the occurrence of a Suspension Event, and if none of the events provided in Article 9B(4) has occurred, Articles 9B(1) and 9B(2) shall again become effective from the date of such Reversion Event until the date on which a Suspension Event occurs again, and

(ii)                                provided further that, the number of shares in the Company that Tencent shall be required to vote or cause to be voted in accordance with Article 9B(1)(a) shall be the lower of (A) 45,578,896 Class B Ordinary Shares and (B) the number of the Class B Ordinary Shares held by Tencent and its Affiliates which, together with the voting power of all shares in the Company held by Sohu and its Affiliate(s) at the time of the vote, gives Sohu and its Affiliate(s) in the aggregate 50.1% of the voting power of the Company at any general meeting of the shareholders of the Company.

(b)                           For the avoidance of doubt, this Article 9B(3) may apply on multiple occasions until the fifth year anniversary of the date of the effectiveness of these Articles.

(4)                                 Termination of the Agreement to Vote.  Notwithstanding any other provision contained herein, Articles 9B(1) and 9B(2) shall terminate upon the earlier to occur of:

(a)                           Dr. Charles Zhang both ceasing to be the chairman of Sohu.com Inc. and ceasing to be the single largest beneficial owner of the outstanding equity shares of Sohu.com Inc. (which, for the avoidance of doubt, includes shares in Sohu.com Inc. that are held by Photon or any other Person so long as Dr. Charles Zhang Controls Photon or such other Person);

(b)                           Sohu and its Affiliate(s) having Transferred in aggregate (whether directly or indirectly) to Persons other than Sohu’s Permitted Transferees

30% or more of the Class B Ordinary Shares held by Sohu and its Permitted Transferee(s) on the date of the effectiveness of these Articles;

(c)                            the occurrence of a Triggering Event (subject to the terms of Article 9A(4)(b));

(d)                           Tencent ceasing to own any Class B Ordinary Shares;

(e)                            the fifth year anniversary of the date of the effectiveness of these Articles if a Suspension Event has occurred and is continuing on such date; and

(f)                             the Company does not comply with Article 9A(4)(f).

VARIATION OF RIGHTS

10.                               Subject to the Companies Law, these Articles and the Voting Agreement and without prejudice to Article 8, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.  To every such separate general meeting all the provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply, but so that:

(1)                                 the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons or (in the case of a Member being a corporation) its duly authorized representative together holding or representing by proxy not less than fifty percent (50%) of the voting rights represented by the issued voting shares in the Company throughout the meeting;

(2)                                 every holder of shares of the class shall be entitled to the number of vote(s) on poll for every such share held by him, her, or it which vote(s) such share is entitled to pursuant to these Articles; and

(3)                                 any holder of shares of the class present in person or by proxy or authorised representative  may demand a poll.

11.                               The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

SHARES

12.                               Subject to the Companies Law, these Articles, the Voting Agreement, the Securities Act, the Exchange Act, and, where applicable, the rules of the Designated Stock Exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares:

(1)                                 The unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount.  In particular and without prejudice to the generality of the foregoing, the Board is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Law and these Articles.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series,

(2)                                 Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, would or might, in the opinion of the Board, be unlawful or impracticable.  Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.  Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders of preferred shares of or ordinary shares shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of these Articles, the Memorandum of Association and the Voting Agreement, and

(3)                                 The Board may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company on such terms as it may from time to time determine.

13.                               The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Law.  Subject to the Companies Law, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14.                               Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.                               Subject to the Companies Law, these Articles, and the Voting Agreement, the Securities Act, and the Exchange Act and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16.                               Every share certificate shall be issued under the Seal or a facsimile thereof or with the Seal printed thereon and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine.  No certificate shall be issued representing shares of more than one class.  The Board may by resolution determine whether shares will be certificated and, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

17.                               (1)                                 In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)                                 Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

18.                               Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board from time to time determines.

19.                               Share certificates, if any, shall be issued within the relevant time limit as prescribed by the Companies Law or as the Designated Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgment of a transfer with the Company.

20.                               (1)                                 Upon every transfer of shares, if applicable, the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article.  If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof.

(2)                                 The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time determine a lower amount for such fee.

21.                               If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Company may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Board has determined that the original has been destroyed.

21A.                      Notwithstanding anything herein contained, any class of shares may be held in uncertificated form and, if permitted by the Companies Law, the transfer of title to such shares may be and in accordance with such regulations as the Board may determine from time to time.  Any provision in these Articles which is in any respect inconsistent with the holding of shares of any class in uncertificated form and the transfer of title to such shares shall not apply.

LIEN

22.                               The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share.  The Company shall also have a first and paramount lien on every share (not being a fully paid share) registered in the name of a Member (whether or not jointly with other Members) for all amounts of money presently payable by such Member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not.  The Company’s lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.  The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article.

23.                               Subject to these Articles, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24.                               The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale.  To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25.                               Subject to these Articles and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days’ Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares.  A call may be extended, postponed or revoked in whole or in part as the Board determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26.                               A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

27.                               A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.  The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

28.                               If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty percent (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29.                               No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

30.                               On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31.                               Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32.                               On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33.                               The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money’s worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide.  The Board may at any time repay the amount so advanced upon giving to such Member not less than one (1) month’s Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.  Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

34.                               (1)                                 If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days’ Notice:

(a)                                 requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

(b)                                 stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

(2)                                 If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

35.                               When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share.  No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36.                               The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Articles to forfeiture will include surrender.

37.                               Any share so forfeited shall be deemed the property of the Company and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

38.                               A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty percent (20%) per annum) as the Board determines.  The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.  For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

39.                               A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share.  When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

40.                               Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41.                               The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

42.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

43.                               (1)                                 The Company shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

(a)                                 the name and address of each Member, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

(b)                                 the date on which each person was entered in the Register; and

(c)                                  the date on which any person ceased to be a Member.

(2)                                 The Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

44.                               The Register and branch register of Members, as the case may be, shall be open to inspection for such times and on such days as the Board shall determine by Members without charge or by any other person, upon a maximum payment of $2.50 or such other sum specified by the Board, at the Office or such other place at which the Register is kept in accordance with the Companies Law or, if appropriate, upon a maximum payment of $1.00 or such other sum specified by the Board at the Registration Office.  The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper or any other newspapers in accordance with the requirements of the Designated Stock Exchange or by any electronic means in such manner as may be accepted by the Designated Stock Exchange to that effect, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

45.                               (1)                                 For the purpose of determining the Members entitled to notice of or to vote at any general meeting, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Members, which date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

(2)                                 If the Board does not fix a record date for any general meeting, the record date for determining the Members entitled to a notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Articles notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  If corporate action without a general meeting is to be taken, the record date for determining the Members entitled to express consent to such corporate action in writing, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its head office.  The record date for determining the Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(3)                                 A determination of the Members of record entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

TRANSFER OF SHARES

46.                               Subject to these Articles, and in particular Articles 9, 9A and 46A, any Member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

46A.                      Transfer Restrictions Applicable to Class B Ordinary Shares.

(1)                                 Limitation on Transfers.  No holder of Class B Ordinary Shares may sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any share in the Company or any right, title or interest (including legal, beneficial or economic interest) therein or thereto (each, a “Transfer”) if prohibited or restricted by these Articles.  Any attempt to Transfer any Class B Ordinary Shares in violation of these Articles shall be null and void ab initio, and the Company shall not register any such Transfer.

(2)                                 Transfers in Compliance with Law.  Notwithstanding any other provision of these Articles, no Transfer may be made pursuant to this this Article 46A unless (a) the Transfer complies in all respects with the other applicable provisions of the Memorandum and these Articles and the Voting Agreement and (b) the Transfer complies in all respects with applicable securities laws.  If requested by the Company in its reasonable discretion, an opinion of counsel to the transferring Member shall be supplied to the Company, at the transferring Member’s expense, to the effect that such Transfer complies with applicable securities laws.

(3)                                 Post-Lock-up Period Restrictions.  Without prejudice to any other provision, upon and after expiration of any applicable lock-up period following the date of the effectiveness of these Articles,

(a)                                       if a holder of Class B Ordinary Shares proposes to Transfer any of its Class B Ordinary Shares to a Permitted Transferee, prior to and as a condition to such Transfer, the Permitted Transferee shall agree in writing to be bound by the terms and conditions of the Voting Agreement pursuant to a joinder substantially in the form attached to the Voting Agreement as Exhibit 2 and an irrevocable power of attorney in the form attached to the Voting Agreement as Exhibit 3; a “Permitted Transferee” shall mean, in the case of Sohu, a wholly-owned Subsidiary of Sohu.com Inc., and, in the case of Tencent, a wholly-owned Subsidiary of Tencent Holdings Limited; and if at any time a Permitted Transferee ceases to be a Permitted Transferee, such Person shall immediately transfer all of the Class B Ordinary Shares in which it holds any interest to a Permitted Transferee;

(b)                                       if a holder of Class B Ordinary Shares proposes to Transfer any of its Class B Ordinary Shares to any Person other than a Permitted Transferee, prior to and as a condition to such Transfer, subject to Article 46A(7), the Transferring Member shall render to the Company for conversion into Class A Ordinary Shares, and the Company shall cancel, the Class B Ordinary Shares to be Transferred, and the Company shall issue an equivalent number of Class A Ordinary Shares to such Member or its transferee;

(c)                                        notwithstanding Article 46(A)(4)(b), a Member may pledge to, or grant a security interest in for the benefit of, any Person, whether or not such Person is a Permitted Transferee, any of its Class B Ordinary Shares as collateral to secure such Member’s or its Affiliate’s repayment and performance of one or more bona fide loans to such Member or such Affiliate by such Person without triggering the requirements of conversion by such Member of the Class B Ordinary Shares subject to such pledge or such security interest under Article 46A(4)(b); provided however, if any disposition of any Class B Ordinary Shares (including creation of any pledge or any security interest over such Shares) to any Person other than a Permitted Transferee will result in the Member that holds such Shares immediately before such disposition being unable to exercise at its own discretion the voting power of any such Shares, then Article 46A(4)(b) shall apply to such disposition, and prior to and as a condition to such disposition, such Member must render such Shares for conversion into, and cancellation by the Company in exchange for the issuance of, an equivalent number of Class A Ordinary Shares to it or the Person it will dispose of such Shares to.

(4)                                 No Transfer to Restricted Persons.  Without the prior written consent of Sohu, Tencent shall not Transfer any shares in the Company to any Sohu Restricted Person.  Without the prior written consent of Tencent, Sohu shall not Transfer any shares in the Company to any Tencent Restricted Person.

(5)                                 Avoidance of Restrictions.  The Transfer restrictions in this Article 46A shall not be capable of being avoided by the holding of shares in the Company indirectly through a company or other entity that can itself be sold in order to dispose of an interest in such shares free of such restrictions.  Any transfer or other disposal of any right, title or interest (including legal, beneficial or economic) in any shares (or other interest) resulting in any Change of Control of Sohu or Tencent or of any Person having Control over Sohu or Tencent shall be treated as being a Transfer of the shares in the Company held by Sohu or Tencent (as applicable), and the provisions of this Article 46A that apply in respect of the Transfer of shares in the Company shall thereupon apply in respect of such Company shares so held; provided, that a Change of Control of Sohu.com Inc. that does not otherwise constitute a “Triggering Event” under Article 9A(4)(a) will not in and of itself be treated as Transfer of shares in the Company.

(6)                                 The Company may effect the conversion of the Class B Ordinary Shares in any manner available under the Companies Law or applicable law, including redeeming or repurchasing the Class B Ordinary Shares and applying the proceeds thereof towards the payment for the same number of Class A Ordinary Shares to be issued immediately after the redemption or repurchase of such Class B Ordinary Shares.

47.                               The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so.  Without prejudice to the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers.  The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.  Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

48.                               (1)                                 The Board may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which the Company has a lien.

(2)                                 The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register.  In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(3)                                 Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place at which the Register is kept in accordance with the Companies Law.

49.                               Without limiting the generality of the last preceding Article, the Board may decline to recognise any instrument of transfer unless:

(1)                                 a fee of such maximum sum as the Designated Stock Exchange may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof;

(2)                                 the instrument of transfer is in respect of only one class of share;

(3)                                 the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Companies Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) (if the Company issued any such share certificate(s) before) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(4)                                 if applicable, the instrument of transfer is duly and properly stamped.

50.                               If the Board refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

51.                               The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in any newspapers or by any other means in accordance with the requirements of the Designated Stock Exchange to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

52.                               If a Member dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article will release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share which had been solely or jointly held by him.

53.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof.  If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect.  If he elects to have another person registered he shall execute a transfer of the share in favour of that person.  The provisions of these Articles relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54.                               A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share.  However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 71(2) being met, such a person may vote at meetings.

UNTRACEABLE MEMBERS

55.                               (1)                                 Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions.  However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)                                 The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)                                 all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles have remained uncashed;

(b)                                 so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)                                  the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers, to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For purposes of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)                                 To give effect to any such sale the Board may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.  The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds.  No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.  Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

GENERAL MEETINGS

56.                               An annual general meeting of the Company shall be held in each year following the date of the effectiveness of these Articles at such time and place as may be determined by the Board.  The agenda of any annual general meeting shall be set by a majority of the Directors then in office.

57.                               Each general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.  A majority of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.  The agenda of any extraordinary general meeting shall be set by a majority of the Directors then in office.

NOTICE OF GENERAL MEETINGS

58.                               (1)                                 An annual general meeting and any extraordinary general meeting may be called by not less than five (5) clear days’ Notice but a general meeting other than an annual general meeting may be called by shorter notice, subject to the Companies Law, if it is so agreed by Members holding not less than seventy-five percent (75%) of the voting rights represented by the issued voting shares who are entitled to attend and vote thereat.

(2)                                 The notice shall specify the time and place of the meeting and, in case of special business, the general nature of the business.  The notice convening an annual general meeting shall specify the meeting as such.  Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditor.

59.                               The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.                               (1)                                 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of:

(a)                                 consideration and adoption of the accounts and balance sheet and the reports of the Directors and Auditor and other documents required to be annexed to the balance sheet;

(b)                                 the election of Directors;

(c)                                  approval of the appointment of the Auditor (where special notice of the intention for such appointment is not required by the Companies Law);

(d)                                 approval of the fixing of the remuneration of the Auditor, and of the remuneration or extra remuneration to the Directors;

(e)                                  the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than twenty percent (20%) in nominal value of its existing issued share capital; and

(f)                                   the granting of any mandate or authority to the Directors to repurchase securities of the Company.

(2)                                 No business other than the appointment of a chairman of a meeting or the adjournment of a meeting shall be transacted at any general meeting unless a quorum is present at the commencement of the business.  At any general meeting of the Company, one or more persons entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than fifty percent (50%) of the voting rights represented by the issued voting shares in the Company throughout the meeting shall form a quorum for all purposes.

61.                               If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine.  If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

62.                               The Chairman of the Board, if there is one, or a person designated by the Chairman of the Board shall preside as chairman at every general meeting.  If at any meeting the Chairman (or his designee, if any) is not present within fifteen (15) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act.  If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and entitled to vote shall elect one of their number to be chairman.

63.                               The chairman may, with the consent of the Members at any general meeting at which a quorum is present who hold not less than twenty-five percent (25%) of the total voting rights of all Members having the right to vote at such meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than business that might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least five (5) clear days’ Notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted.  Save as aforesaid, it shall be unnecessary to give notice of an adjournment.

64.                               If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

VOTING

65.                               Only proposals included in the agenda of a general meeting may be voted on at such meeting.  Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one (1) vote for each fully paid Class A Ordinary Share, and ten (10) votes for each Class B Ordinary Share, in each case of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.  A resolution put to the vote of a meeting shall be decided by way of a poll.

66.                               The result of the poll shall be deemed to be the resolution of the meeting.  The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the rules of the Designated Stock Exchange.

67.                               On a poll votes may be given either personally or by proxy.

68.                               A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

69.                               All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Companies Law.  In the case of an equality of votes the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have and if he does not vote such casting vote, the resolution will fail.

70.                               Where there are joint holders of any share any one of such joint holders may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.  Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

71.                               (1)                                 A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than forty-eight (48) hours before the time appointed for holding the meeting, or adjourned meeting, as the case may be.

(2)                                 Any person entitled under Article 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight (48) hours at least before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

72.                               No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

73.                               If:

(1)                                 any objection shall be raised to the qualification of any voter;

(2)                                 any votes have been counted which ought not to have been counted or which might have been rejected; or

(3)                                 any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.

PROXIES

74.                               Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him.  A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting.  A proxy need not be a Member.  In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

75.                               The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.  In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

76.                               The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.  No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve (12) months from such date.  Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

77.                               Instruments of proxy shall be in any common form or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting.  The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

78.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

79.                               Anything which under these Articles a Member may do by proxy may likewise be done by such Member’s duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES

80.                               (1)                                 Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members.  The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

(2)                                 If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised.  Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)).

(3)                                 Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

UNANIMOUS  WRITTEN RESOLUTIONS OF MEMBERS

81.                               A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at an annual or extraordinary general meeting of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at such a general meeting of the Company duly convened and held.  Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date.

BOARD OF DIRECTORS

82.                               (1)                                 Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than two (2).  Subject to the provisions of Articles 9A and 9B, there shall be no maximum number of Directors unless otherwise determined from time to time by the Members in general meeting. Subject to the provisions of Article 9B, the Directors shall be elected or appointed in accordance with this Article 82 called for such purpose and who shall hold office for such term as the Members may determine or, in the absence of such determination, in accordance with this Article 82 or until their successors are elected or appointed or their office is otherwise vacated.

(2)                                 Subject to these Articles (and Article 9B in particular) and the Companies Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Board.

(3)                                 Subject to Article 9B, a majority of the Directors then in office, or the sole remaining Director, may from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the Board or as an addition to the existing Board.  Any Director appointed by the Board to fill a casual vacancy shall hold office until the first general meeting of Members after his appointment and be subject to re-election at such meeting and any Director appointed by the Board as an addition to the existing Board shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(4)                                 No Director shall be required to hold any shares of the Company by way of qualification and a Director who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

(5)                                 Subject to the provisions of Article 9B, a Director may be removed by way of (i) an ordinary resolution of the Members or (ii) the consent of a majority of the Directors then in office at any time before the expiration of his period of office notwithstanding anything in these Articles (except Article 9B) or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

(6)                                 Subject to the provisions of Article 9B, a vacancy on the Board created by the removal of a Director under the provisions of subparagraph (5) above may be filled by the election or appointment by ordinary resolution of the Members at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

DISQUALIFICATION OF DIRECTORS

83.                               The office of a Director shall be vacated if the Director:

(1)                                 resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2)                                 becomes of unsound mind or dies;

(3)                                 without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated;

(4)                                 becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5)                                 is prohibited by law from being a Director; or

(6)                                 ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Articles.

EXECUTIVE DIRECTORS

84.                               The Board may from time to time appoint any one or more of its body to be a managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments.  Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director.  A Director appointed to an office under this Article shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

85.                               Notwithstanding Articles 90, 91, 92 and 93, an executive director appointed to an office under Article 84 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

ALTERNATE DIRECTORS

86.                                                                               Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (including another Director) to be his alternate Director.  Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.  An alternate Director may be removed at any time by the body which appointed him and, subject thereto, the office of alternate Director shall continue until the happening of any event which, if such alternate Director were a Director, would cause him to vacate such office or if his appointer ceases for any reason to be a Director. Any appointment or removal of an alternate Director shall be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board.  An alternate Director may also be a Director in his own right and may act as alternate to more than one Director.  An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director save that as an alternate for more than one Director his voting rights shall be cumulative.

87.                                                                               An alternate Director shall only be a Director for the purposes of the Companies Law and shall only be subject to the provisions of the Companies Law insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him.  An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct.

88.                                                                               Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).  If his appointor is for the time being absent from the People’s Republic of China or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

89.          An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, however, such alternate Director or any other person may be re-appointed by the Directors to serve as an alternate Director PROVIDED always that, if at any meeting any Director retires but is re-elected at the same meeting, any appointment of such alternate Director pursuant to these Articles which was in force immediately before his retirement shall remain in force as though he had not retired.

DIRECTORS’ FEES AND EXPENSES

90.          The Directors shall receive such remuneration as the Board may from time to time determine.

91.          Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

92.          Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

DIRECTORS’ INTERESTS

93.          A Director may:

(1)           hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine.  Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(2)           act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director;

(3)           continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company.  Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

Notwithstanding the foregoing, no “Independent Director” as defined in NASDAQ Listing Rules or NYSE Rules, as applicable, or in Rule 10A-3 under the Exchange Act whom the Board has determined constitutes an “Independent Director” for purposes of compliance with the Exchange Act or the requirements of the Designated Stock Exchange may without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

94.          Subject to the Companies Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 95 herein.  Any such transaction that would reasonably be likely to affect a Director’s status as an “Independent Director” , or that would constitute a “related party transaction” as described by Item 7.B of Form 20-F promulgated by the SEC, shall require the approval of the Audit Committee.

95.          A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested.

96.          Following a declaration being made pursuant to the last preceding two Articles, subject to any separate requirement for Audit Committee approval under applicable law or the rules of the Company’s Designated Stock Exchange, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

GENERAL POWERS OF THE DIRECTORS

97.          (1)           The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) which are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations being not inconsistent with such provisions, as may be prescribed by the Company in general meeting, but no regulations made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

(2)           Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

(3)           Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that subject to any matter that pursuant to the Statute and these Articles shall require approval of any Member, the Board shall have the following powers:

(a)                                 to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)                                 to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)                                  to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Companies Law.

98.          The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company.  The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies.  Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

99.          The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Company, execute any deed or instrument under their personal seal with the same effect as the affixation of the Company’s Seal.

100.        The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

101.        All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.  The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

102.        (1)           The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company’s moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2)           The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph.  Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement, and may be subject or not subject to any terms or conditions as the Board may determine.

BORROWING POWERS

103.        The Board may exercise all the powers of the Company to raise or borrow money and subject to Article 9A(3)(b) to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Companies Law and Article 9A(3)(b), to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

104.        Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

105.        Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

106.        (1)           Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2)           The Board shall cause a proper register to be kept, in accordance with the provisions of the Companies Law, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Companies Law in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

107.                        The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate.  Questions arising at any meeting shall be determined by a majority of votes.  In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote and if he does not vote such casting vote, the resolution will fail.

108.        A meeting of the Board may be convened by the Secretary on request of a Director or by any Director.  The Secretary shall convene a meeting of the Board.  Notice of a meeting of the Board shall be given to all Directors by not less than five (5) Business Days’ prior written notice of the time, place and agenda of the meeting.

109.        (1)           The quorum necessary for the transaction of the business of the Board may be fixed by the Board and shall in any event be no less than majority of the directors then serving.  An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate provided that he shall not be counted more than once for the purpose of determining whether or not a quorum is present.

(2)           A Director who is not present at a meeting of the Board, and whose alternate Director (if any) is also not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director.  All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

(3)           Directors may participate in any meeting of the Board by means of a conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other simultaneously and instantaneously and, for the purpose of counting a quorum, such participation shall constitute presence at a meeting as if those participating were present in person.

(4)           Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

110.        The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Articles as the quorum or that there is only one continuing Director, may act for the purpose of filling vacancies in the Board or of summoning general meetings of the Company but not for any other purpose.

111.        The Chairman of the Board shall be the chairman of all meetings of the Board.  If the Chairman of the Board is not present at any meeting within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

112.        A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

113.        (1)           The Board may delegate any of its powers, authorities and discretions to committees (including, without limitation, the Audit Committee), consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes.  Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

(2)           All acts done by any such committee in conformity with such regulations, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board (or if the Board delegates such power, the committee) shall have power to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

114.        The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Article, indicating, without limitation, any committee charter adopted by the Board for purposes or in respect of any such committee.

115.        A resolution in writing signed by all the Directors except such as are temporarily unable to act through ill-health or disability shall (provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held.  Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors and for this purpose a facsimile signature of a Director shall be treated as valid.

116.        All acts bona fide done by the Board or by any committee or by any person acting  as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

AUDIT COMMITTEE

117.        Without prejudice to the freedom of the Directors to establish any other committees, for so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange, the Board shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with the rules of such Designated Stock Exchange and the rules and regulations of the SEC.

118.        (1)           The Board shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis.

(2)           The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

119.        For so long as the shares of the Company (or depositary receipts therefor) are listed or quoted on a Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilize the Audit Committee for the review and approval of potential conflicts of interest.  Specifically, the Audit Committee shall approve any transaction or transactions between the Company and any of the following parties: (i) any shareholder owning an interest in the voting power of the Company or any subsidiary of the Company that gives such shareholder significant influence over the Company or any subsidiary of the Company, (ii) any director or executive officer of the Company or any subsidiary of the Company and any relative of such director or executive officer, (iii) any person in which a substantial interest in the voting power of the Company is owned, directly or indirectly, by any person described in (i) or (ii) or over which such a person is able to exercise significant influence, and (iv) any affiliate (other than a subsidiary) of the Company.

OFFICERS

120.        (1)           The officers of the Company, for purposes of the Companies Law and these Articles, shall consist of the Chief Executive Officer, the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for purposes of the Companies Law and these Articles.

(2)           The Directors shall, as soon as may be after each appointment or election of Directors, elect amongst the Directors a chairman and if more than one Director is proposed for this office, the election to such office shall take place in such manner as the Directors may determine.

(3)           The officers shall receive such remuneration as the Directors may from time to time determine.

121.        (1)           The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine.  If thought fit, two or more persons may be appointed as joint Secretaries.  The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

(2)           The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose.  He shall perform such other duties as are prescribed by the Companies Law or these Articles or as may be prescribed by the Board.

122.        The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Directors from time to time.

123.        A provision of the Companies Law or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

REGISTER OF DIRECTORS AND OFFICERS

124.        The Company shall cause to be kept in one or more books at its Office a register of directors and officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Companies Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of any change that takes place in relation to such Directors and Officers as required by the Companies Law.

MINUTES

125.        (1)           The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                 of all elections and appointments of officers;

(b)                                 of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings of each general meeting of the Members, meetings of the Board and meetings of committees of the Board and where there are managers, of all proceedings of meetings of the managers.

(2)                                 Minutes shall be kept by the Secretary at the Office.

SEAL

126.        (1)           The Company shall have one or more Seals, as the Board may determine.  For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board may approve.  The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf.  Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.  Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)           Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit.  Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

127.        Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board.  A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

128.        (1)           The Company shall be entitled to destroy the following documents at the following times:

(a)                                 any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)                                 any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two  (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)                                  any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)                                 any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)                                  copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.  Provided always that: (1) the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; and (2) references in this Article to the destruction of any document include references to its disposal in any manner.

(2)           Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of documents set out in sub-paragraphs (a) to (e) of paragraph (1) of this Article and any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company and its share registrar that the preservation of such document was relevant to a claim.

DIVIDENDS AND OTHER PAYMENTS

129.        Subject to the Companies Law, the Company in general meeting or the Board may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board.

130.        Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed.  The Board may also declare and pay dividends out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Companies Law.

131.        Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

(1)           all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(2)           all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

132.        The Board may from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board, justifies such payment.

133.        The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

134.        No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

135.        Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.  Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

136.        All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed.  Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company.  The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

137.        Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members.  The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid.  Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

138.        (1)           Subject to Article 9A(3)(b), whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board may further resolve either:

(a)                                 that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board so determines) in cash in lieu of such allotment.  In such case, the following provisions shall apply:

(i)                                     the basis of any such allotment shall be determined by the Board;

(ii)                                  the Board, after determining the basis of allotment, shall give not less than five (5) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                               the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)                              the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis, or

(b)                                 that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit.  In such case, the following provisions shall apply:

(i)                                     the basis of any such allotment shall be determined by the Board;

(ii)                                  the Board, after determining the basis of allotment, shall give not less than five (5) days’ Notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)                               the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)                              the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (“the elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account, capital redemption reserve other than the Subscription Rights Reserve as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2)                                 (a)           The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)                                 The Board may do all acts  and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned).  The Board may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)           The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article but subject to Article 9A(3)(b), a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

(4)           The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any shareholders with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination.  Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)           Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.  The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

RESERVES

139.        (1)           The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company.  Unless otherwise provided by the provisions of these Articles, the Board may apply the share premium account in any manner permitted by the Companies Law.  The Company shall at all times comply with the provisions of the Companies Law in relation to the share premium account.

(2)           Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company.  The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

140.        The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including a share premium account and capital redemption reserve and the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Article, a share premium account and any capital redemption reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be allotted to such Members credited as fully paid.

141.        The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Article and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board.  The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

SUBSCRIPTION RIGHTS RESERVE

142.        The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Companies Law and these Articles:

(1)           If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable and the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)                                 as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)                                 the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)                                  upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)                                     the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)                                  the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)                                 if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue.  Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares.  The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(2)           Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.  Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)           The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

(4)           A certificate or report by the auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

ACCOUNTING RECORDS

143.        The Board shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Companies Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

144.        The accounting records shall be kept at the Office or, at such other place or places as the Board decides and shall always be open to inspection by the Directors.  No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

145.        Subject to Article 146, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditor’s report, shall be sent to each person entitled thereto at least five (5) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 56 provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

146.        Subject to due compliance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 145 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by the Statutes, summarised financial statements derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to summarised financial statements, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

147.        The requirement to send to a person referred to in Article 145 the documents referred to in that article or a summary financial report in accordance with Article 154 shall be deemed satisfied where, in accordance with all applicable Statutes, rules and regulations, including, without limitation, the rules of the Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 145 and, if applicable, a summary financial report complying with Article 146, on the Company’s computer network or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

AUDIT

148.        Subject to applicable law and rules of the Designated Stock Exchange, the Board may appoint an Auditor of the Company to audit the accounts of the Company for such period and on such terms as the Board may think fit.  Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

149.        Subject to the Companies Law, the accounts of the Company shall be audited at least once in every year.

150.        The remuneration of the Auditor shall be determined by the Audit Committee or in the absence of such an Audit Committee by the Board.

151.        The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

152.        The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory.  The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards applicable to the Company.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.  The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands.  If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

NOTICES

153.        Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also be served by advertisement in appropriate newspapers in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice stating that the notice or other document is available there (a

“notice of availability”).  The notice of availability may be given to a Member by any of the means set out above.  In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

154.        Any Notice or other document:

(1)           if served or delivered by post, shall be deemed to have been served or delivered on the fifth (5th) day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof;

(2)           if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent.  A Notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member;

(3)           if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof; and

(4)           may be given to a Member either in the English language or the Chinese language, subject to due compliance with all applicable Statutes, rules and regulations.

155.        (1)           Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2)           A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3)           Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

SIGNATURES

156.        For the purposes of these Articles, a cable or telex or facsimile or electronic transmission message purporting to come from a holder of shares or, as the case may be, a Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

WINDING UP

157.        (1)           The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

(2)           A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution and subject to Article 9A(3)(b).

158.        (1)           Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, a nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)           If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Companies Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

(3)           In the event of winding-up of the Company in the People’s Republic of China, every Member who is not for the time being in the People’s Republic of China shall be bound, within fourteen (14) days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in the People’s Republic of China and stating that person’s full name, address and occupation upon whom all summonses, notices, process, orders and judgements in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee, whether appointed by the Member or the liquidator, shall be deemed to be good personal service on such Member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such Member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such Member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

INDEMNITY

159.        (1)           The Directors, Secretary and other officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and every one of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(2)           Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION

AND NAME OF COMPANY

160.        No Article shall be rescinded, altered or amended and no new Article shall be made until the same has been approved by a special resolution of the Members and in accordance with Article 9A(b)(3).  Subject to Article 9A(b)(3), a special resolution shall be required to alter the provisions of the Memorandum of Association or to change the name of the Company.

INFORMATION

161.        No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the members of the Company to communicate to the public.

DISCONTINUANCE

162.        The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Companies Law.

SUPREMACY

163.        All the provisions relating to the Company contained or referred to in the Voting Agreement are hereby incorporated into these Articles.  If any provisions of these Articles at any time conflict with any of the provisions of the Voting Agreement, the Members shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment of these Articles to the extent necessary to enable the business and affairs of the Company to be carried out in accordance with the Voting Agreement.